Exhibit 99.1
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                       Amendment to the Company's By-Laws
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The  fourth  sentence  of  Article  I,  Section  7  of  the  By-Laws  now reads:

     Except as otherwise provided by law or by the Certificate of Incorporation, Directors shall be elected by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election and, whenever any other corporate action is to be taken by the stockholders, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon.